UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – September 26, 2024

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Robert Johnson to the Board of Directors.
On September 26, 2024, the Board of Directors (the “Board”) of SIFCO Industries, Inc., an Ohio corporation (the “Company”), appointed Robert (Bob) D. Johnson as a member of the Board, effective September 26, 2024. Mr. Johnson was appointed to fill the vacancy resulting from the July 8, 2024 resignation and retirement of Peter Knapper. He will serve for the remainder of Mr. Knapper’s term, which expires at the Company’s 2025 annual meeting of stockholders.

Mr. Johnson, 76, has deep domestic and international executive experience in the aerospace industry, including risk management, financial oversight, operations, and strategy. He has served as an advisor to the Board and the Chief Executive Officer of the Company since November 2022, and brings valuable experience forged through an exemplary career in various roles within the aerospace industry.

Mr. Johnson currently serves as the chairman of the board of directors of Spirit Aerosystems, a publicly traded aerospace components company. He also currently sits on the board of directors of Spirit Airlines, a publicly-traded, leading low-fare commercial carrier, Roper Industries, Inc., a publicly traded diversified industrial company, and Elbit Systems of America, LLC, a U.S.-based wholly owned subsidiary, with no registered securities, of Elbit Systems Ltd., a leading global source of innovative, technology based systems for diverse defense and commercial applications.

Mr. Johnson retired in 2008 as chief executive officer of Dubai Aerospace Enterprise (DAE), a global aerospace engineering and services company. In 2005, prior to DAE, Mr. Johnson was chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, where he also served prior to 2005 as president and chief executive officer. Prior to Honeywell Aerospace, Mr. Johnson held management positions at various aviation and aerospace companies. He served on the board of directors of Ariba, Inc., a publicly traded software company, from 2005 to 2012.

Mr. Johnson will be entitled to the standard compensation provided to non-employee directors, on a prorated basis for the current fiscal year, substantially as described in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 2, 2024.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1 Bob Johnson Appointment to Board Press Release dated September 27, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: September 27, 2024
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)